SECOND AMENDMENT TO REVOLVING CREDIT
AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of June 22, 2017 (this "Amendment"), relating to the Revolving Credit and Security Agreement referenced below, is by and among THE SINGING MACHINE COMPANY, INC., a Delaware corporation ("Singing Machine") and SMC LOGISTICS, INC., a California corporation ("SMC Logistics" – hereinafter Singing Machine and SMC Logistics may be referred to collectively as the "Borrowers"), the Lenders identified on the signature pages hereto, and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, the "Agent"). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as defined below).

WITNESSETH

WHEREAS, a credit facility has been extended to the Borrowers pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of July 16, 2014 (as amended and modified from time to time, the "Credit Agreement") among the Borrowers, the Lenders identified therein, and PNC Bank, National Association, as agent for the Lenders;

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement;

WHEREAS, the requested modifications require the approval of the Lenders;

WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Credit Agreement. The Credit Agreement is amended in the following respects:

(a) New definitions of "Domestic Receivables Advance Rate", "Eligible Customs Broker", "Eligible Foreign In-Transit Inventory", "Insured Foreign Receivables Advance Rate", "Maximum Loan Amount", "Term Loan", "Term Loan Commitment", "Term Loan Commitment Amount", "Term Loan Commitment Percentage", "Term Loan Rate" and "Term Note" are added to Section 1.2 in current alphabetical order to read as follows:

" "Domestic Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

"Eligible Customs Broker" shall mean a customs broker that has its principal assets and principal place of business in the United States and which is acceptable to Agent and with which Agent has entered into an imported goods agreement, in form and substance acceptable to Agent.

"Eligible Foreign In-Transit Inventory" shall mean Inventory that would be Eligible Inventory but for the fact that it is Foreign In-Transit Inventory, but only if: (a) such Foreign In-Transit Inventory is the subject of a Negotiable Document that designates Agent as the consignee; (b) such Foreign In-Transit Inventory has been paid for by Borrowers or Agent has otherwise satisfied itself that a final sale of such Inventory to such Borrower has occurred and title has passed to Borrower; (c) Agent has received assurances satisfactory to it that all of the original Documents evidencing such Foreign In-Transit Inventory (all of which Documents shall be Negotiable Documents) have been issued by the applicable carrier and have been forwarded to an Eligible Customs Broker (and, if such Documents are not actually received by an Eligible Customs Broker within ten (10) days after the sending thereof, such Foreign In-Transit Inventory shall thereupon cease to be Eligible Foreign In-Transit Inventory), or, if required by Agent in the exercise of its sole discretion, all of such original Documents are in the possession, in the United States, of Agent or an Eligible Customs Broker (as specified by Agent); (d) no default exists under any agreement in effect between the vendor of such Inventory and such Borrower that would permit such vendor under any Applicable Law (including the Uniform Commercial Code) to divert, reclaim, reroute, or stop shipment of such Inventory; (e) such Foreign In-Transit Inventory is fully insured by marine cargo or other similar insurance, in such amounts, with such insurance companies and subject to such deductibles as are satisfactory to Agent and in respect of which Agent has been named as lender loss payee; and (f) Agent has received an executed imported goods agreement with respect to such Inventory from an Eligible Customs Broker.

"Insured Foreign Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

"Maximum Loan Amount" shall mean $16,000,000 less repayments of the Term Loan.

"Term Loan" shall have the meaning set forth in Section 2.3 hereof.

"Term Loan Commitment" shall mean, as to any Lender, the obligation of such Lender (if applicable), to fund a portion of the Term Loan in an aggregate principal equal to the Term Loan Commitment Amount (if any) of such Lender.

"Term Loan Commitment Amount" shall mean, as to any Lender, the term loan commitment amount (if any) set forth below such Lender's name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after June 22, 2017 pursuant to Section 16.3(c) or (d) hereof, the term loan commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

"Term Loan Commitment Percentage" shall mean, as to any Lender, the Term Loan Commitment Percentage (if any) set forth below such Lender's name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after June 22, 2017 pursuant to Section 16.3(c) or (d) hereof, the Term Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

"Term Loan Rate" shall mean (a) with respect to Term Loans that are Domestic Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to Term Loans that are LIBOR Rate Loans, the sum of the Applicable Margin plus the LIBOR Rate.

"Term Note" shall mean the promissory note described in Section 2.3 hereof."

(b) The definitions of "Advances", "Applicable Margin", "Debt Payments", "Defaulting Lender", "Maximum Revolving Advance Amount", "Note", "Required Lenders", "Revolving Advances" and "Undrawn Availability" set forth in Section 1.2 are amended to read as follows:

" "Advances" shall mean and include the Revolving Advances, the Letters of Credit and the Term Loan.

"Applicable Margin" shall mean shall mean (a) an amount equal to three-quarters of one percent (0.75%) for Revolving Advances consisting of Domestic Rate Loans and an amount equal to two and three-quarters of one percent (2.75%) for Revolving Advances consisting of LIBOR Rate Loans and ((b) an amount equal to one and three-quarters of one percent (1.75%) for Advances under the Term Loan consisting of Domestic Rate Loans and an amount equal to three and three-quarters of one percent (3.75%) for Advances under the Term Loan consisting of LIBOR Rate Loans.

"Debt Payments" shall mean for any period, in each case, all cash actually expended by any Borrower to make: (a) interest payments on any Advances hereunder, plus (b) scheduled principal payments on the Term Loan, plus (c) payments for all fees, commissions and charges set forth herein, plus (d) payments on Capitalized Lease Obligations, plus (e) payments with respect to any other Indebtedness for borrowed money, including without limitation, Subordinated Debt.

"Defaulting Lender" shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage or Term Loan Commitment Percentage, as applicable, of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or (iii) pay

over to Agent, Issuer or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrowers or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent's receipt of such certification in form and substance satisfactory to Agent; (d) has become the subject of an Insolvency Event; or (e) has failed at any time to comply with the provisions of Section 2.6(e) with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of Lenders.

"Maximum Revolving Advance Amount" shall mean (i) $15,000,000 from August 1 through and including December 31 of each year and (ii) $7,500,000 from January 1 through and including July 31 of each year plus any increases in accordance with Section 2.24.

"Note" shall mean collectively, the Term Note and the Revolving Credit Note.

"Required Lenders" shall mean Lenders (not including any Defaulting Lender) holding at least sixty-six percent (66%) of either (a) the aggregate of (x) the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender), and (y) outstanding principal amount of the Term Loan, or (b) after the termination of all commitments of Lenders hereunder, the sum of (x) the outstanding Revolving Advances and Term Loans, and (y) the Maximum Undrawn Amount of all outstanding Letters of Credit; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Defaulting Lender).

"Revolving Advances" shall mean Advances other than Letters of Credit and the Term Loan.

"Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount minus the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loan) plus (ii) all amounts due and owing to any Borrower's trade creditors which are outstanding beyond normal trade terms / thirty (30) days or more past their due date, plus (iii) fees and expenses incurred in connection with the Transactions for which Borrowers are liable but which have not been paid or charged to Borrowers' Account."

(c) Section 2.1(a) is amended to read as follows:

"(a) Amount of Revolving Advances.

Subject to the terms and conditions set forth in this Agreement specifically including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i) the sum of (a) up to 85% of Eligible Receivables other Eligible Insured Foreign Receivables (the "Domestic Receivables Advance Rate") plus (b) up to 90% of Eligible Insured Foreign Receivables (the "Insured Foreign Receivables Advance Rate" - hereinafter the Domestic Receivables Advance Rate and the Insured Foreign Receivables Advance Rate, collectively, the "Receivables Advance Rate"); provided, however, the amount of Eligible Insured Foreign Receivables after the application of the Insured Foreign Receivables Advance Rate shall not exceed $3,000,000, plus

(ii) the least of (A) 60% of the value of the Eligible Inventory and Eligible Foreign In-Transit Inventory (the "Inventory Advance Rate"), (B) 85% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its sole discretion exercised in good faith) (the "Inventory NOLV Advance Rate", together with the Inventory Advance Rate and the Receivables Advance Rate, collectively, the "Advance Rates"), or (C) $5,000,000 in the aggregate at any one time of which no more than $500,000 shall constitute Eligible Foreign In-Transit Inventory, minus

(iii) the product of (a) the aggregate Maximum Undrawn Amount of all outstanding trade Letters of Credit times (b) the inverse Inventory Advance Rate, minus

(iv) the aggregate Maximum Undrawn Amount of all outstanding standby Letters of Credit, minus

(v) a dilution reserve which shall initially be 100% of the dilution reserve established by Borrowers but which may be adjusted by Agent based on subsequent field examinations; provided, however, at any time the dilution reserve is higher than the Undrawn Availability amount the dilution reserve shall be limited to the Undrawn Availability amount, minus

(vi) such other reserves as Agent may reasonably deem proper and necessary from time to time.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus (y) Sections 2.1 (a)(y)(iii), (iv), (v) and (vi) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a). Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount."

(d) Section 2.3 is amended to read as follows:

"2.3. Term Loans.

"Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a term loan to Borrowers in the amount equal to such Lender's Term Loan Commitment Percentage of $1,000,000 (the "Term Loan"). The Term Loan shall be advanced on June 22, 2017 and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: consecutive quarterly installments each in the amount of one hundred twenty-five thousand dollars ($125,000) commencing August 1, 2017 and continuing on the first day of each quarterly period thereafter followed by a final payment of all unpaid principal, accrued and unpaid interest and all unpaid fees and expenses on the last day of the Term. The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the "Term Note") in substantially the form attached hereto as Exhibit 2.3. The Term Loan may consist of Domestic Rate Loans or LIBOR Rate Loans, or a combination thereof, as Borrowing Agent may request; and in the event that Borrowers desire to obtain or extend any portion of the Term Loan as a LIBOR Rate Loan or

to convert any portion of the Term Loan from a Domestic Rate Loan to a LIBOR Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b) and/or (e) and the provisions of Sections 2.2(b) through (h) shall apply."

(e) Section 2.6(a) is amended to read as follows:

"(a) Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Commitment Percentages of Lenders holding the Revolving Commitments (subject to any contrary terms of Section 2.22). The Term Loan shall be advanced according to the applicable Term Loan Commitment Percentages of Lenders holding the Term Loan Commitments."

(f) Section 2.8(a) is amended to read as follows:

"(a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.3 hereof and shall be due and payable in full on the last day of the Term, subject to mandatory prepayments as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances (other than the Term Loan) shall be applied pro rata according to the applicable Revolving Commitment Percentages of Lenders, to the outstanding Revolving Advances (subject to any contrary provisions of Section 2.22). Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Term Loan shall be applied to the Term Loan pro rata according to the Term Loan Commitment Percentages of Lenders in the inverse order of maturities thereof.

(g) Section 2.9 is amended to read as follows:

"2.9. Repayment of Excess Advances.

If at any time the aggregate balance of outstanding Revolving Advances, Term Loans and/or Advances taken as a whole exceeds the maximum amount of such type of Advances and/or Advances taken as a whole (as applicable) permitted hereunder, such excess Advances shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or an Event of Default has occurred."

(h) The last sentence of Section 2.20(a) is amended to read as follows:

"Such repayments shall be applied (i) first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and (ii) second, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b), provided however that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof."

(i) Section 2.21(a) is amended to read as follows:

"(a) Borrowers shall apply the proceeds of Advances to (i) repay a portion of the existing indebtedness owed to Subordinated Lender, (ii) pay fees and expenses relating to this transaction, and (iii) provide for its working capital needs and reimburse drawings under Letters of Credit. Borrowers shall not use the proceeds of any Revolving Advance to prepay the Term Loan."

(j) A new Section 2.24 is added to read as follows:

"2.24. Increase in Maximum Revolving Advance Amount.

The Agent may, at the request of Borrowers and contingent upon approval of the Agent in its sole discretion, increase the Maximum Revolving Advance Amount by up to $5,000,000; provided that (a) the Borrowers shall obtain commitments for the amount of the increase from existing Lenders or other commercial banks and financial institutions reasonably acceptable to the Agent, which other commercial banks and financial institutions shall join in this Agreement as Lenders by joinder agreements reasonably acceptable to the Agent; (b) the requested increase shall only be available between August 1 and December 31; (c) any such increase shall be made in a single advance and must be made prior to June 22, 2019; (d) if any Loans are outstanding at the time of any such increase, the Borrowers will make such payments and adjustments on the Loans (including payment of any break-funding amounts) as may be necessary to give effect to the revised commitment percentages and commitment amounts and (e) upfront fees, if any, in respect of the new commitments so established, shall be paid; the conditions to the making of an Advance set forth in Section 8.2 shall be satisfied. In connection with any such increase in the Maximum Revolving Advance Amount, each Lender's Revolving Commitment Percentage will be revised to reflect the modified Revolving Commitment Percentages of the Lenders, and the

Borrowers will provide supporting resolutions, legal opinions, promissory notes and other items as may be reasonably requested by the Agent and the Lenders in connection therewith. The Borrowers shall prepay any Loans outstanding on the date that the increase in the Maximum Revolving Advance Amount (and pay any break-funding amounts) to the extent necessary to keep the outstanding Loans ratable with any revised Revolving Commitment Percentages arising from any non-ratable increase in the commitments and/or Loans under this subsection. This subsection shall supersede any provisions in Section 16.2 to the contrary. In connection with any increase in the Maximum Revolving Advance Amount pursuant to this Section 2.24, none of the Lenders shall have any obligation to provide commitments or loans."

(k) The second sentence of Section 3.1 is amended to read as follows:

"Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to the Term Loan, the applicable Term Loan Rate (as applicable, the "Contract Rate")."

(l) Section 7.6 is amended to read as follows:

"7.6. Capital Expenditures.

Without the prior written consent of Agent, contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Borrowers in excess of (i) $150,000 for fiscal year 2016; and (ii) $300,000 for fiscal year 2017 and for each fiscal year thereafter."

(m) Section 13.1 is amended to read as follows:

"13.1. Term.

This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until July 16, 2020 (the "Term") unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ninety (90) days prior written notice to Agent upon payment in full of the Obligations. In the event the Obligations are prepaid in full (whether voluntary or involuntary, including after acceleration thereof) and this Agreement is terminated prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Early Termination Date"), Borrowers shall concurrently pay to Agent for the benefit of Lenders an early termination fee in an

amount equal to (x) one and one-half of one percent (1.50%) of the Maximum Loan Amount if the Early Termination Date occurs on or after June 22, 2017 to and including June 21, 2018 and (y) one-half of one percent (0.50%) of the Maximum Revolving Advance Amount if the Early Termination Date occurs on or after June 22, 2018 to and including June 21, 2019. The early termination fee will be waived if Borrowers refinance within PNC."

(n) Section 16.2(b)(i) is amended to read as follows:

"(i) increase the Revolving Commitment Percentage or Term Loan Commitment Percentage, as applicable, or the maximum dollar amount of the Revolving Commitment Amount or Term Loan Commitment Amount, as applicable, of any Lender without the consent of all Lenders;".

(o) Section 16.3(c) is amended to read as follows:

"(c) Any Lender, with the consent of Agent, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances and/or Term Loans under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $2,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording, provided, however, that each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to each of the Revolving Advances and/or Term Loans under this Agreement in which such Lender has an interest. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage and/or Term Loan Commitment Percentage, as applicable as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages and/or Term Loan Commitment Percentages, as applicable arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of

such transferor Lender under this Agreement and the Other Documents. Each Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages and/or Term Loan Commitment Percentages, as applicable arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing."

(p) The first sentence of Section 16.3(d) is amended to read as follows:

"Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances and/or Term Loans under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a "Purchasing CLO" and together with each Participant and Purchasing Lender, each a "Transferee" and collectively the "Transferees"), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned ("Modified Commitment Transfer Supplement"), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording."

(q) Exhibit 1.2(a) (Compliance Certificate) is deleted in its entirety and replaced with a new Exhibit 1.2(a) attached hereto and incorporated herein by reference.

(r) A new Exhibit 2.3 is added in the form of Exhibit 2.3 attached hereto and incorporated herein by reference.

2. Conditions Precedent. This Amendment shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a) the execution of this Amendment by the Borrowers, the Lenders and the Agent;

(b) the execution of the Term Note by the Borrowers;

(c) the execution of the First Amendment to Subordination Agreement by the Subordinated Lender, the Agent and the Borrowers;

(d) receipt by the Agent of resolutions of the Borrowers authorizing the execution of the documents set forth above;

(e) an affidavit of out-of-state execution or the appropriate document (or similar) tax forms and payment of all related taxes; and

(f) receipt by the Agent of an amendment fee of $40,000.

3. Representations and Warranties. Each Borrower hereby represents and warrants in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

4. Acknowledgments, Affirmations and Agreements. Each Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment and (ii) affirms all of its obligations under the Credit Agreement and the Other Documents.

5. Loan Agreement. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

6. Expenses. The Borrowers agree to pay all reasonable and documented costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Agent's outside legal counsel.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

8. Governing Law. This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of Florida.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

(signature pages to follow)

THE SINGING MACHINE COMPANY, INC.,
a Delaware corporation

By: /s/ Lionel Marquis
Name: Lionel Marquis
Title: Chief Financial Officer

SMC LOGISTICS, INC.,
a California corporation

By: /s/ Lionel Marquis
Name: Lionel Marquis
Title: Chief Financial Officer

AGENT:

PNC BANK, NATIONAL ASSOCIATION,
in its capacity as Agent

By: [signature]
Name: SCOTT GOLDSTEIN
Title: SVP

LENDER:

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: [signature]
Name: SCOTT GOLDSTEIN
Title: SVP

Revolving Commitment Percentage: 100%
Revolving Commitment Amount: $15,000,000

Term Loan Commitment Percentage: 100%
Term Loan Commitment Amount: $1,000,000

Exhibit 1.2(a)

[Letterhead of Company]

COMPLIANCE CERTIFICATE _______________, 201_

PNC Bank, National Association, as Agent
2255 Glades Road
Suite 140W
Boca Raton, Florida 33431
Attention: Jay Stein

The undersigned, the **[Chief Financial Officer]][Controller]** of **The Singing Machine Company, Inc.** (the "Borrowing Agent"), gives this certificate to **PNC Bank, National Association**, as Agent (in such capacity, the "Agent"), in accordance with the requirements of **Section 9.7 and 9.8** (Annual and Monthly Financial Statements) of that certain Revolving Credit and Security Agreement dated as of July 16, 2014, among the Borrowing Agent, SMC Logistics, Inc. (collectively with the Borrowing Agent, the "Borrowers"), the financial institutions which are parties thereto as Lenders, and the Agent (the "Loan Agreement").
Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

1. Based upon my review of the financial statements of the Borrowers for the [Fiscal Year/Month] ending _______________, 20__, copies of which are attached hereto, I hereby certify with respect to each Borrower that:

   (a) Section 6.5, the Fixed Charge Coverage Ratio is [satisfied / not satisfied] at _____ to 1.0 when compared to the required **1.10 to 1.0** for the months ending as of July 31, 2014, August 31, 2014 and the end of each fiscal quarter thereafter commencing with the quarter ending as of September 30, 2014, measured on a rolling four (4) quarter basis.

   (b) Section 7.3, Guarantees is [satisfied/not satisfied] as all guarantees comply with the provisions of Section 7.3.

   (c) Section 7.4, Investments is [satisfied/not satisfied] as there are no Investments other than Permitted Investments.

   (d) Section 7.5, Loans is [satisfied/not satisfied] as no advances, loans or extensions of credit have been made.

   (e) Section 7.6, Capital Expenditures is [satisfied/not satisfied] as $xx,xxx is [less/more] than the allowable amount of (i) $150,000 for fiscal year 2016 and (ii) $300,000 for fiscal year 2017 and for each fiscal year thereafter.

(f) Section 7.7, Dividends and Distributions is [satisfied/not satisfied] as the payment of all dividends and distributions comply with the provisions of Section 7.7.

(g) Section 7.8, Create additional Indebtedness is [satisfied/not satisfied] as such additional Indebtedness complies with the provisions of Section 7.8.

(h) Section 7.10, Transactions with Affiliates is [satisfied / not satisfied] as such transactions comply with the provisions of Section 7.10.

(i) Section 7.11, Leases is [satisfied/not satisfied] as $xx,xxx is [less/ more] when compared to the annual rental payments for all property of $1,000,000.

2. No Default exists on the date hereof, other than: _______________[if none, so state]; and

3. No Event of Default exists on the date hereof, other than ____________ [if none, so state].

4. As of the date hereof, Borrowers are current in payment of all accrued rent, warehouse fees, and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding Borrowers' failure to pay or delay in payment of any such rent or other charges.

5. Additionally, as of the date hereof, as required by Section 9.3, to the best of my knowledge, Borrowers are in compliance in all material respects with all Environmental Laws.

6. The financial statements attached hereto are complete and accurate in all respects and were prepared in accordance with GAAP, on a basis consistent with past practices.

THE SINGING MACHINE COMPANY, INC.

_________________ as **[Chief Financial Officer][Controller]**

Dated ______________

<u>Spreadsheet</u>

Exhibit 2.3

TERM NOTE

$1,000,000 June __, 2017

This Term Note is executed and delivered under and pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of July 16, 2014 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") by and among the undersigned, as Borrowers, the various financial institutions named therein or which hereafter become a party thereto (each individually a "Lender" and collectively, "Lenders") and PNC BANK, NATIONAL ASSOCIATION (in its individual capacity, "PNC"), as agent for Lenders (in such capacity, "Agent"). Capitalized terms not otherwise defined herein shall have the meanings provided in the Credit Agreement.

FOR VALUE RECEIVED, Borrowers hereby promise to pay, on a joint and several basis, to the order of PNC BANK, NATIONAL ASSOCIATION ("Payee"), at the office of Agent located at PNC Bank Center, Two Tower Center, 8th Floor, East Brunswick, New Jersey 08816 or at such other place as Agent may from time to time designate to Borrowers in writing:

(i) the principal sum of ONE MILLION DOLLARS ($1,000,000) payable in accordance with the provisions of the Credit Agreement, subject to acceleration upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof; and

(ii) interest on the principal amount of this Term Note from time to time outstanding until such principal amount is paid in full at the applicable Term Loan Rate in accordance with the provisions of the Credit Agreement. In no event, however, shall interest exceed the amount collectible at the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

This Term Note is one of the Term Notes referred to in the Credit Agreement and is secured by the Liens granted pursuant to the Credit Agreement and the Other Documents, is entitled to the benefits of the Credit Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Term Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Credit Agreement.

If an Event of Default under Section 10.7 of the Credit Agreement shall occur, then this Term Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur, and the same is not cured within any applicable cure period, then this Term Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys'

fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Term Note shall be construed and enforced in accordance with the laws of the State of Florida.

Each Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Credit Agreement.

THE SINGING MACHINE COMPANY, INC.,
a Delaware corporation

By:________________________________
Name: Lionel Marquis
Title: Chief Financial Officer

SMC LOGISTICS, INC.,
a California corporation

By:________________________________
Name: Lionel Marquis
Title: Chief Financial Officer

STATE OF ____________________)
SS.:
COUNTY OF __________________)

On the ____ day of June, 2017, before me personally came Lionel Marquis, to me known, who being by me duly sworn, did depose and say that he is the Chief Financial Officer of The Singing Machine Company, Inc., a Delaware corporation, described in and which executed the foregoing instrument; and that he signed his name thereto as the act and deed of such corporation.

____
Notary Public

STATE OF ____________________)
SS.:
COUNTY OF __________________)

On the ____ day of June, 2017, before me personally came Lionel Marquis, to me known, who being by me duly sworn, did depose and say that he is the Chief FinancialOfficer of SMC Logistics, Inc., a California corporation, described in and which executed the foregoing instrument; and that he signed his name thereto as the act and deed of such corporation.

____
Notary Public